                                           AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                                  SUB-ADVISORY AGREEMENT

THIS AGREEMENT is between American Skandia Investment Services,  Incorporated (the "Investment  Manager") and Goldman Sachs
Asset Management  (the "Sub-Adviser").

                                                    W I T N E S S E T H

WHEREAS,  American Skandia Advisor Funds, Inc. (the "Company") is a Maryland corporation  organized with one or more series of shares and is registered as an open-end  management  investment  company  under the  Investment  Company Act of 1940, as amended (the "ICA"); and

WHEREAS,  the  Investment  Manager and the  Sub-Adviser  each is an  investment  adviser  registered  under the  Investment
Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  the Board of Directors of the Company (the "Directors") have engaged the Investment  Manager to act as investment manager for the ASAF Goldman Sachs Concentrated Growth Fund (the "Fund"),  one series of the Company,  under the terms of a management agreement, dated November 11, 2002 with the Company (the "Management Agreement"); and

WHEREAS, the Investment Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Sub-Adviser,  and the
Directors have approved the engagement of the Sub-Adviser,  to provide investment advice and other investment  services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.       Investment  Services.  The Sub-Adviser  will formulate and implement a continuous and prudent  investment  program for the Fund conforming to the investment  objective,  investment policies and restrictions of the Fund as set forth in the
Prospectus  and  Statement  of  Additional  Information  of the  Company  as in  effect  from time to time  (together,  the
"Registration  Statement"),  the  Articles of  Incorporation  and By-laws of the Company,  any  investment  guidelines  and procedures  adopted by the  Directors,  or other  instructions  received by the  Sub-Adviser in writing from the Investment
Manager from time to time.  Any  amendments to the foregoing  documents  will not be deemed  effective  with respect to the
Sub-Adviser  until the  Sub-Adviser's  receipt thereof.  The appropriate  officers and employees of the Sub-Adviser will be available  to consult with the  Investment  Manager,  the Company and  Directors at  reasonable  times and upon  reasonable notice  concerning  the business of the Company,  including  valuations of securities  which are not  registered for public sale,  not traded on any  securities  market or otherwise  may be deemed  illiquid for purposes of the ICA;  provided it is understood that the Sub-Adviser is not responsible for daily pricing of the Fund's assets.

         Subject to the supervision and control of the Investment Manager,  which in turn is subject to the supervision and control of the Directors,  the  Sub-Adviser  will in its discretion  subject to its fiduciary  obligation  determine  which issuers and  securities  will be  purchased,  held,  sold or exchanged by the Fund or otherwise  represented  in the Fund's investment  portfolio from time to time and, subject to the provisions of paragraph 3 of this Agreement,  place orders with and give  instructions  to  brokers,  dealers  and  others for all such  transactions  and cause  such  transactions  to be executed.  At any time, upon request by the Investment  Manager,  the Sub-Adviser will provide to the Investment  Manager a complete list of the current  holdings of the Fund. The  Sub-Adviser  may delegate  certain of its investment  advisory and other  responsibilities  and duties hereunder to one or more  sub-sub-advisers;  subject to: (i) the prior written approval of the  Investment  Manager,  (ii) the  execution  of a written  sub-advisory  agreement  between the  Sub-Adviser  and its delegate,  and (iii) the approval of such agreement by the Directors;  provided  however that the Sub-Adviser may rely upon any of its advisory  affiliates in connection with portfolio  decisions and management  without the approvals  described in this paragraph.  Under the terms of such  sub-advisory  agreement,  the Sub-Adviser  shall remain  responsible for ensuring that the  investment  program of the Fund is  maintained.  Custody of the Fund will be maintained by a custodian  bank (the
"Custodian")  and the Investment  Manager will authorize the Custodian to honor orders and instructions by employees of the
Sub-Adviser  designated by the  Sub-Adviser to settle  transactions in respect of the Fund. No assets may be withdrawn from the Fund other  than for  settlement  of  transactions  on behalf of the Fund  except  upon the  written  authorization  of appropriate  officers of the Company who shall have been  certified as such by proper  authorities  of the Company prior to the withdrawal.

         The Sub-Adviser (or its designated  agent) will be responsible for voting proxies  solicited by or with respect to the  issuers  of  securities  in  which  assets  of the Fund may be  invested.  In  voting  such  proxies  for the Fund the
Sub-Adviser  shall  do so in a  manner  that is in the  best  interests  of the  Fund  and  that  is  consistent  with  the
Sub-Adviser's own written proxy voting guidelines or policies.
         In addition,  upon reasonable  request from the Investment  Manager the Sub-Adviser  (through a qualified  person)
will  consult with the pricing  committee of the  Investment  Manager or the Company in valuing  securities  of the Fund as may be required from time to time,  including upon request of the Investment Manager making available  information of which the Sub-Adviser has knowledge related to the securities being valued.

         The Sub-Adviser will not be responsible for the provision of  administrative,  bookkeeping or accounting  services to the Fund except as specifically  provided herein,  as required by the ICA or the Advisers Act or as may be necessary for the Sub-Adviser to supply to the Investment  Manager,  the Fund or the Fund's  shareholders the information  required to be provided  by the  Sub-Adviser  hereunder.  Any  records  maintained  hereunder  shall  be the  property  of  the  Fund  and surrendered promptly upon request.

         In furnishing  the services under this  Agreement,  the  Sub-Adviser  will comply with and use its best efforts to enable  the  Fund to  conform  to the  requirements  of:  (i) the ICA and  the  regulations  promulgated  thereunder;  (ii)
Subchapter M , to the extent  applicable,  (including  Sections 851 (b)(1),  (2) and (3)) of the Internal  Revenue Code and
the  regulations  promulgated  thereunder;  (iii)  other  applicable  provisions  of state or federal  securities  law) the
Articles of Incorporation and By-laws of the Company;  (v) policies,  procedures and  determinations of the Company and the
Investment  Manager  provided  to  the  Sub-Adviser  in  writing;  provided  that  with  respect  to  procedures  governing transactions  involving  affiliates (such as those adopted pursuant to ICA Rules 17a-7,  17e-1 and 10f-3),  such procedures will identify any affiliate of the Investment  Manager and the Company other than affiliates of the  Sub-Adviser;  (vi) the fundamental  and  non-fundamental  investment  policies  and  restrictions  applicable  to  the  Fund,  as  set  out in the
Registration  Statement in effect, or as such investment  policies and restrictions from time to time may be amended by the
Fund's  shareholders or the Directors and  communicated to the Sub-Adviser in writing;  (vii) the  Registration  Statement;
and  (viii)  investment  guidelines  or other  instructions  received  in writing  from the  Investment  Manager  including procedures  adopted  by the  Directors,  or other  instructions  received  in  writing  from  the  Investment  Manager.  In connection  with (ii) above,  the  Sub-Adviser  shall notify the  Investment  Manager  immediately if it has any reasonable belief of an impending failure to comply with the  diversification or qualification  requirements the Sub-Adviser will take all  necessary  steps as  directed by the  Investment  Manager to  adequately  diversify  the Fund within the period  under applicable  Treas.  Reg. 1.817-5.  Notwithstanding  the foregoing,  the Sub-Adviser shall have no responsibility to monitor compliance with limitations or restrictions for which  information from the Investment  Manager or its authorized agents is required to enable the Sub-Adviser to monitor  compliance with such limitations or restrictions  unless such information is
provided  to  the  Sub-adviser  in  writing.   The   Sub-Adviser   shall  supervise  and  monitor  the  activities  of  its
representatives, personnel and agents in connection with the investment program of the Fund.

         Nothing in this Agreement shall be implied to prevent the Investment  Manager from engaging other  sub-advisers to provide  investment  advice and other  services to the Fund or to series or funds of the Company for which the  Sub-Adviser does not provide such  services,  or to prevent the Investment  Manager from providing such services  itself in relation to the Fund or such other series or funds.

         The  Sub-Adviser  shall be  responsible  for the  preparation  and filing of  Schedules  13D and 13G, and Form 13F reflecting  the Fund's  securities  holdings,  as well as  preparing  and filing with any  non-U.S.  jurisdiction  any such similar  information  required to be filed by the Fund reflecting the Fund's  securities  holdings.  The Sub-Adviser  shall not be  responsible  for the  preparation  or filing of any  other  reports  required  of the Fund by any  governmental  or regulatory agency, except as expressly agreed to in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Adviser,  at  its  expense,  will  furnish  all  necessary  investment facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Portfolio  Transactions.  In connection  with the  investment and  reinvestment  of the assets of the
Fund, the Sub-Adviser is responsible for the selection of  broker-dealers  to execute  purchase and sale  transactions  for the Fund in  conformity  with  the  policy  regarding  brokerage  as set  forth in the  Registration  Statement,  or as the
Directors may determine  from time to time, as well as the  negotiation of brokerage  commission  rates with such executing
broker-dealers.   Generally,  the  Sub-Adviser's  primary  consideration  in  placing  Fund  investment  transactions  with broker-dealers  for execution  will be to obtain,  and maintain the  availability  of, best execution at the best available price.

         Consistent  with this policy,  the  Sub-Adviser,  in selecting  broker-dealers  and Futures  Commission  Merchants
("FCMs") and negotiating  brokerage  commission rates, will take all relevant factors into  consideration,  including,  but not  limited  to: the best  price  available;  the best  method of  execution  available,  including  the  overall  cost of execution;  the reliability,  integrity and financial  condition of the broker-dealer or financial  intermediary  used; the size of and  difficulty in executing the order;  and the value of the expected  contribution  of the  broker-dealer  to the investment  performance  of the Fund on a continuing  basis.  Subject to such policies and  procedures as the Directors may determine,  the Sub-Adviser  shall have discretion to effect  investment  transactions for the Fund through  broker-dealers and FCMs  (including,  to the extent  permissible  under  applicable law,  broker-dealers  affiliated with the Sub-Adviser)
qualified to obtain best execution of such  transactions who provide brokerage and/or research  services,  as such services are defined in section 28(e) of the  Securities  Exchange Act of 1934,  as amended (the "1934 Act"),  and to cause the Fund to pay any such  broker-dealers an amount of commission for effecting a portfolio  investment  transaction in excess of the amount of  commission  another  broker-dealer  would have  charged  for  effecting  that  transaction,  if the  Sub-Adviser determines  in good faith that such  amount of  commission  is  reasonable  in relation  to the value of the  brokerage  or research services provided by such broker-dealer,  viewed in terms of either that particular investment  transaction or the
Sub-Adviser's  overall  responsibilities  with respect to the Fund and other accounts as to which the Sub-Adviser exercises investment  discretion  (as such term is defined in section  3(a)(35) of the 1934 Act).  Allocation of orders placed by the
Sub-Adviser on behalf of the Fund to such  broker-dealers  as well as brokerage  and/or research  services shall be in such amounts and proportions as the Sub-Adviser  shall  determine in good faith in conformity  with its  responsibilities  under applicable laws, rules and regulations.  The Sub-Adviser will submit reports on such allocations,  brokerage services,  and research  services to the  Investment  Manager  regularly as requested by the  Investment  Manager,  in such form as may be mutually agreed to by the parties hereto,  indicating the  broker-dealers or others to whom such allocations have been made and from whom such brokerage and/or research has been received and the basis therefor.

         Subject to the foregoing  provisions of this paragraph 3, the Sub-Adviser may also consider sales of shares of the
Fund, or may consider or follow  recommendations  of the Investment  Manager that take such sales into account,  as factors in the  selection of  broker-dealers  to effect the Fund's  investment  transactions.  Notwithstanding  the above,  nothing shall  require  the  Sub-Adviser  to  use a  broker-dealer,  which  provides  research  services,  or to  use a  particular broker-dealer that the Investment Manager has recommended.

4.       Reports by the Sub-Adviser.  The Sub-Adviser  shall furnish the Investment  Manager monthly,  quarterly and annual reports,  as may  reasonably  be  requested  by the  Investment  Manager  concerning  the  transactions,  performance,  and compliance  of the  Fund so that  the  Investment  Manager  may  review  and  evaluate  the  management  of the  Fund.  The
Sub-Adviser  shall permit the books and records  maintained  with  respect to the Fund to be  inspected  and audited by the
Trust,  the  Investment  Manager or their  respective  agents at all  reasonable  times during normal  business  hours upon reasonable  notice.  The  Sub-Adviser  shall  immediately  notify both the Investment  Manager and the Company of any legal process served upon it in connection  with its activities  hereunder,  including any legal process served upon it on behalf of the Investment  Manager,  the Fund or the Company.  The Sub-Adviser shall promptly notify the Investment  Manager of (1)
any changes in any information  regarding the  Sub-Adviser or the investment  program for the Fund required to be disclosed in the Company's Registration  Statement,  or (2) any violation of any requirement,  provision,  policy or restriction that the Sub-advisor is required to comply with under Section 1 of this Agreement.

5.       Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the  Sub-Adviser  is computed at an annual rate.  The fee shall be payable  monthly in arrears,  based on the average daily net assets of the Fund for each month,  at the annual rate set forth in Exhibit A to this Agreement.

         In computing the fee to be paid to the  Sub-Adviser,  the net asset value of the Fund shall be valued as set forth in the  Registration  Statement.  If this Agreement is terminated,  the payment  described  herein shall be prorated to the date of termination.

         The  Investment  Manager and the  Sub-Adviser  shall not be  considered  as partners  or  participants  in a joint venture.  The  Sub-Adviser  will pay its own expenses for the services to be provided  pursuant to this  Agreement and will not be  obligated  to pay  any  expenses  of  the  Investment  Manager,  the  Fund  or the  Company.  Except  as  otherwise specifically  provided herein, the Investment  Manager,  the Fund and the Company will not be obligated to pay any expenses of the Sub-Adviser.

6.       Delivery of  Documents to the  Sub-Adviser.  The  Investment  Manager has  furnished  the  Sub-Adviser  with true, correct and complete copies of each of the following documents:

         (a)      The Articles of Incorporation of the Company, as in effect on the date hereof;

         (b)      The By-laws of the Company, as in effect on the date hereof;

         (c)      The resolutions of the Directors  approving the engagement of the Sub-Adviser as portfolio manager of the
                  Fund and approving the form of this Agreement;

         (d)      The resolutions of the Directors  selecting the Investment  Manager as investment manager to the Fund and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Company and of the Investment Manager, as in effect on the date hereof;

(g)      A list of companies the securities of which are not to be bought or sold for the Fund  ("Restricted  Securities");
              and

(h)      Procedures adopted by the Directors ("Board Adopted Procedures").

         The  Investment  Manager  will  furnish the  Sub-Adviser  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements to the foregoing,  if any. Such amendments or supplements as to items (a)  through  (f)  above  will be  provided  within 30 days of the time such  materials  become  available  to the
Investment  Manager.  Such  amendments or  supplements as to item (g) and (h) above will be provided not later than the end of the business day next following the date such  amendments or supplements  become known to the  Investment  Manager.  Any amendments  or  supplements  to the  foregoing  will not be deemed  effective  with  respect to the  Sub-Adviser  until the
Sub-Adviser's  receipt  thereof.  The Investment  Manager will provide such  additional  information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The Sub-Adviser has furnished the Investment Manager with true, correct and complete copies of each of the following documents:

         (a)      The  Sub-Adviser's  Form ADV as filed with the Securities  and Exchange  Commission as of the date hereof including the Sub-Adviser's most recent Form ADV Part II;

         (b)      The Sub-Adviser's most recent audited balance sheet;

         (c)      Separate  lists of persons who the  Sub-Adviser  wishes to have  authorized  to give written  and/or oral instructions to Custodians of Company assets for the Fund;

(d)      The Code of Ethics of the Sub-Adviser, as in effect on the date hereof;

(e)      The Sub-Adviser's proxy voting policy or guidelines

         The  Sub-Adviser  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements  to the  foregoing,  if any. Such  amendments or supplements will be  provided  within 30 days of the time such  materials  become  available  to the  Sub-Adviser.  Any  amendments  or supplements  to the foregoing  will not be deemed  effective  with respect to the  Investment  Manager until the Investment
Manager's receipt thereof.  The Sub-Adviser will provide  additional  information as the Investment  Manager may reasonably request in connection with the Sub-Adviser's performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto  understand  that any information or  recommendation  supplied by the
Sub-Adviser in connection with the performance of its obligations  hereunder is to be regarded as confidential  and for use only by the Investment  Manager,  the Company or such persons the Investment  Manager may designate in connection  with the
Fund. The parties also understand  that any  information  supplied to the Sub-Adviser in connection with the performance of its obligations  hereunder,  particularly,  but not limited to, any list of securities  which may not be bought or sold for the Fund,  is to be regarded as  confidential  and for use only by the  Sub-Adviser  in connection  with its  obligation to provide investment advice and other services to the Fund.

9.       Representations  of the Parties.  Each party hereto hereby further  represents and warrants to the other that: (i)
it is  registered as an  investment  adviser under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  (ii) it will use its reasonable  best efforts to maintain each such  registration  or license in effect at all times during the term of this
Agreement;  (iii) it will promptly  notify the other if it ceases to be so  registered,  if its  registration  is suspended for any reason,  or if it is notified by any  regulatory  organization  or court of competent  jurisdiction  that it should show cause why its  registration  should not be suspended or terminated;  and (iv) it is duly authorized to enter into this
Agreement and to perform its obligations hereunder.

         The  Sub-Adviser  further  represents and warrants to the  Investment  Manager that it believes to the best of its knowledge  the  information  provided in items (a) and (b) of  paragraph 7 are in all material  respects,  complete and not misleading.

The  Sub-Adviser  further  represents  that it has adopted a written Code of Ethics in  compliance  with Rule 17j-1(C)of the
ICA.  The  Sub-Adviser  shall be  subject  to such Code of Ethics  and shall not be  subject  to any other  Code of Ethics, including the Investment Manager's Code of Ethics unless specifically adopted by the Sub -Adviser.
         The  Investment  Manager  further  represents  and warrants to the  Sub-Adviser  that (i) the  appointment  of the
Sub-Adviser  by the  Investment  Manager  has been  duly  authorized  and (ii) it has  acted  and will  continue  to act in connection with the transactions  contemplated  hereby,  and the transactions  contemplated  hereby are, in conformity with the ICA, the Company's governing documents and other applicable law.

10.      Liability.  In the  absence of willful  misfeasance,  bad  faith,  negligence  or  disregard  for its  obligations hereunder,  the  Sub-Adviser  shall not be liable to the  Company,  the Fund,  the Fund's  shareholders  or the  Investment
Manager for any act or omission  resulting in any loss suffered by the Company,  the Fund, the Fund's  shareholders  or the
Investment  Manager in connection with any service to be provided herein.  The Federal laws impose  responsibilities  under certain  circumstances  on persons who act in good faith,  and  therefore,  nothing  herein  shall in any way  constitute a waiver or limitation of any rights which the Company, the Fund or the Investment Manager may have under applicable law.

11.      Other  Activities of the Sub-Adviser.  The Investment  Manager agrees that the Sub-Adviser and any of its partners or employees,  and persons  affiliated  with the  Sub-Adviser or with any such partner or employee,  may render  investment management or advisory  services to other investors and  institutions,  and that such investors and  institutions  may own, purchase or sell,  securities  or other  interests in property  that are the same as,  similar to, or different  from those which are selected for  purchase,  holding or sale for the Fund.  The  Investment  Manager  further  acknowledges  that the
Sub-Adviser  shall be in all respects free to take action with respect to investments  in securities or other  interests in property that are the same as,  similar to, or different  from those  selected for purchase,  holding or sale for the Fund.
The Investment  Manager  understands that the Sub-Adviser shall not favor or disfavor any of the  Sub-Adviser's  clients or class of clients in the allocation of investment  opportunities,  so that to the extent practical,  such opportunities will be  allocated  among  the  Sub-Adviser's  clients  over a period of time on a fair and  equitable  basis.  Nothing  in this
Agreement  shall impose upon the  Sub-Adviser  any  obligation  (i) to purchase or sell, or recommend for purchase or sale, for the Fund any security  which the  Sub-Adviser,  its  partners,  affiliates  or  employees  may purchase or sell for the
Sub-Adviser  or such  partner's,  affiliate's  or  employee's  own  accounts or for the account of any other  client of the
Sub-Adviser,  advisory or  otherwise,  or (ii) to abstain from the  purchase or sale of any security for the  Sub-Adviser's other clients,  advisory or otherwise,  which the Investment  Manager has placed on the list provided pursuant to paragraph
6(g) of this Agreement.

12.      Continuance  and  Termination.  This  Agreement  shall  remain in full force and effect for one year from the date hereof,  and is  renewable  annually  thereafter  by  specific  approval of the  Directors  or by vote of a majority of the outstanding  voting  securities of the Fund.  Any such renewal shall be approved by the vote of a majority of the Directors who are not  interested  persons  under  the ICA,  cast in person at a meeting  called  for the  purpose  of voting on such renewal.  This  Agreement  may be terminated  without  penalty at any time by the  Investment  Manager upon 60 days written notice  to the  Sub-Adviser  or by the  Sub-Adviser  upon 90 days  written  notice  to the  Investment  Manager,  and  will automatically  terminate in the event of (i) its  "assignment" by either party to this  Agreement,  as such term is defined in the ICA, subject to such exemptions as may be granted by the Securities and Exchange  Commission by rule,  regulation or order,  (ii) upon  termination  of the Management  Agreement,  provided the  Sub-Adviser  has received prior written notice thereof,  or (iii)  upon the  filing of  bankruptcy  proceedings  by the  Sub-Adviser  or the  filing  of any  receivorship proceedings against the Sub-Adviser.

13.      Notification.  The  Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change in the personnel of the Sub-Adviser with  responsibility  for making investment  decisions in relation to the Fund (the "Portfolio
Manager(s)") or who have been authorized to give  instructions to the Custodian.  The Sub-Adviser  shall be responsible for reasonable  out-of-pocket  costs and  expenses  incurred  by the  Investment  Manager,  the Fund or the Company to amend or supplement the Company's  Prospectus:  to reflect a change in Portfolio Manager(s) or otherwise to comply with the ICA, the
Securities Act of 1933, as amended (the "1933 Act") or any other applicable statute,  law, rule or regulation,  as a result of such change;  provided,  however,  that the  Sub-Adviser  shall not be responsible for such costs and expenses where the change in Portfolio  Manager(s)  reflects the  termination of employment of the Portfolio  Manager(s)  with the Sub-Adviser and its  affiliates or is the result of a request by the  Investment  Manager or is due to other  circumstances  beyond the
Sub-Adviser's control..

         The  Sub-Adviser  will obtain the  Investment  Manager's  written  approval  prior to naming the Fund in any legal proceeding involving the Fund, its holdings, assets, liabilities, affairs, or reputation.

         Any notice,  instruction or other  communication  required or  contemplated by this Agreement shall be in writing.
All such  communications  shall be addressed to the  recipient at the address set forth below,  provided  that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention:  John Birch
                           Senior Vice President & Chief Operating Officer

Sub-Adviser:               Goldman Sachs Asset Management
                           32 Old Slip - 17th Floor
                           1 Financial Square
                           New York, NY  10005
                           Attention:  James A. McNamara and Howard B. Surloff

Company:          American Skandia Advisor Funds, Inc.
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Edward P. Macdonald, Esq.
                           Secretary

14.      Indemnification.  The  Sub-Adviser  agrees to indemnify and hold harmless the Investment  Manager,  any affiliated person within the meaning of Section 2(a)(3) of the ICA  ("affiliated  person") of the Investment  Manager and each person, if any who,  within the meaning of Section 15 of the 1933 Act,  controls  ("controlling  person") the  Investment  Manager, against any and all losses,  claims,  damages,  liabilities or litigation  (including reasonable legal and other expenses), to which the  Investment  Manager or such  affiliated  person or controlling  person of the  Investment  Manager may become subject under the 1933 Act, the ICA, the Advisers Act, the Internal  Revenue Code,  under any other  statute,  law, rule or regulation, at common law or otherwise,  arising out of the Sub-Adviser's  responsibilities  hereunder (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross  negligence by the Sub-Adviser,  any of the  Sub-Adviser's employees or representatives  or any affiliate of or any person acting on behalf of the Sub-Adviser,  or (2) as a result of any untrue  statement or alleged untrue  statement of a material fact contained in the  Registration  Statement,  including any  amendment  thereof or any  supplement  thereto,  or the omission or alleged  omission to state therein a material fact required to be stated therein or necessary to make the statement  therein not  misleading,  if such a statement or omission was made in reliance  upon and in  conformity  with written  information  furnished by the  Sub-Adviser  to the  Investment
Manager,  the Fund, the Company or any affiliated person of the Investment Manager,  the Fund or the Company or upon verbal information  confirmed  by the  Sub-Adviser  in  writing,  or (3) to the extent of, and as a result of, the  failure of the
Sub-Adviser to execute, or cause to be executed,  portfolio  investment  transactions  according to the requirements of the
ICA, the Registration  Statement and the Board Adopted Procedures provided,  however,  that in no case is the Sub-Adviser's indemnity in favor of the Investment  Manager or any  affiliated  person or  controlling  person of the Investment  Manager deemed to protect  such person  against any  liability  to which any such person  would  otherwise  be subject by reason of willful  misconduct,  bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The  Investment  Manager  agrees to indemnify  and hold harmless the  Sub-Adviser,  any  affiliated  person of the
Sub-Adviser  and each  controlling  person  of the  Sub-Adviser,  if any,  against  any and all  losses,  claims,  damages, liabilities or litigation  (including  reasonable  legal and other  expenses),  to which the Sub-Adviser or such affiliated person or  controlling  person of the  Sub-Adviser  may become  subject  under the 1933 Act, the ICA, the Advisers Act, the
Internal Revenue Code,  under any other statute,  law, rule or regulation,  at common law or otherwise,  arising out of the
Investment  Manager's  responsibilities  as  investment  manager  of the Fund (1) to the  extent  of and as a result of the willful  misconduct,  bad faith, or gross negligence by the Investment Manager,  any of the Investment  Manager's employees or  representatives  or any affiliate of or any person acting on behalf of the  Investment  Manager,  or (2) as a result of any untrue  statement or alleged untrue  statement of a material fact contained in the  Registration  Statement,  including any  amendment  thereof or any  supplement  thereto,  or the omission or alleged  omission to state therein a material fact required to be stated therein or necessary to make the statement  therein not  misleading,  if such a statement or omission was made other than in reliance  upon and in  conformity  with written  information  furnished by the  Sub-Adviser,  or any affiliated  person of the  Sub-Adviser  or other than upon verbal  information  confirmed  by the  Sub-Adviser  in writing;
provided,  however,  that in no case is the Investment  Manager's  indemnity in favor of the  Sub-Adviser or any affiliated person or  controlling  person of the  Sub-Adviser  deemed to protect such person  against any  liability to which any such person would  otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the  performance of its duties or by reason of its reckless  disregard of its obligations  and duties under this  Agreement.  It is agreed that the Investment  Manager's  indemnification  obligations  under this Section 14 will extend to expenses and costs (including reasonable  attorneys  fees) incurred by the  Sub-Adviser as a result of any litigation  brought by the Investment  Manager alleging the  Sub-Adviser's  failure to perform its  obligations  and duties in the manner  required  under this  Agreement unless judgment is rendered for the Investment Manager.

15.      Conflict of Laws. The provisions of this Agreement shall be subject to all applicable  statutes,  laws,  rules and regulations,  including,  without limitation,  the applicable  provisions of the ICA and rules and regulations  promulgated thereunder.  To the extent that any provision  contained  herein  conflicts  with any such  applicable  provision of law or regulation,  the latter shall control.  The terms and provisions of this  Agreement  shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions  of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this  Agreement  shall  continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change,  waiver,  discharge or termination is sought.  This Agreement  (including  Exhibit A hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and  construed in accordance  with, the laws of the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this Agreement is held to be illegal or made invalid by court  decision,  statute,  rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is November 11, 2002.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

                                                                ___________________________________
___________________________________
John Birch
Senior Vice President & Chief Operating Officer

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________

                                              American Skandia Advisor Funds
                                        ASAF Goldman Sachs Concentrated Growth Fund
                                                  Sub-advisory Agreement

                                                         EXHIBIT A

         An annual rate equal to the following  percentages  of the combined  average daily net assets of the Fund and ASAF
Goldman Sachs Mid-Cap  Growth Fund and the following  series of American  Skandia  Trust,  AST Goldman Sachs Mid-Cap Growth
Portfolio and AST Goldman Sachs  Concentrated  Growth Portfolio,  that are managed by the Sub-Advisor and identified by the
Sub-advisor  and the  Investment  Manager as being similar to the Funds .28% of the portion of the average daily net assets of the Funds not in excess of $1 billion plus .25% of the portion of the net assets over $1 billion.